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                                                                    EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



August 14, 1998

We consent to the incorporation by reference in this registration statement of Greater Bay Bancorp on Form S-3, as filed with the SEC on August 17, 1998, of our report dated February 20, 1998 except as to information provided in Note 18, for which the date is March 24, 1998, on our audits of the consolidated financial statements of Greater Bay Bancorp and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP